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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


We consent to the reference to our firm under the caption "EXPERTS" and to the use of our reports dated July 1, 1996, except for Note 12 as to which the date is December 20, 1996, incorporated by reference or included in Amendment Number 2 to Form S-2 and related Prospectus of Walnut Equipment Leasing Co., Inc. for the registration of Certificates.



/S/  COGEN SKLAR LLP
COGEN SKLAR LLP



Bala Cynwyd, Pennsylvania
December 20, 1996